UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

Pursuant to Item 7.01 we are updating certain aspects of our previous guidance for operating and financial performance for 2006. The information presented herein under Item 2.02 and Item 7.01 shall not be deemed “filed” under the Securities Exchange Act 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Update of 2005 Operating and Financial Guidance

The following guidance contains forward-looking information that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. This guidance is based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those discussed below. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2005, for a discussion of the risks and uncertainties that may affect actual results. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements.

The Company is updating certain estimates provided in its Forms 8-K filed on December 6, 2005 and March 3, 2006. All estimates other than those discussed below remain unchanged from those provided in such filings.

Stock Based Compensation

The Company is revising its original estimate of 2006 noncash stock based compensation expense of $15-$17 million (excluding amounts attributable to stock appreciation rights (“SARs”)). Due to our final determination of the timing of expense recognition of noncash compensation related to previously granted restricted stock and restricted stock units the estimate will be approximately $37-$39 million for 2006. The new annual estimate primarily reflects our final determination of the timing of expense recognition related to the Long-Term Retention and Deferred Compensation Arrangement (“Deferred Compensation Arrangement”) disclosed in our Form 10-Q for the period ended June 30, 2005. The change in estimate is not due to any additional share grants. Additionally, we expect that certain of our restricted stock units will become subject to variable accounting in 2006 and stock based compensation will vary from the foregoing amounts based on future changes in our stock price. Any awards that become subject to variable accounting will be accounted for in a similar manner to our existing SARs and will create additional volatility in our reported earnings. The foregoing stock based compensation estimates exclude any expense related to SARs, or restricted stock units that become subject to variable accounting because we are unable to predict changes in our stock price and the impact to the fair value of the stock based compensation. We will adopt Statement of Financial Accounting Standard No. 123R “Share-Based Payment” (“SFAS 123R”) effective January 1, 2006. We are completing our assessment of 123R and further adjustments could be required to the above amounts based on our adoption of SFAS 123R.

2005 Results

Our Form 10-K for the year ended December 31, 2005 that was filed on March 10, 2006, reflects adjustments to the amounts presented in our press release dated March 2, 2006. The adjustments reflect an increase in noncash compensation expense of $4.9 million for the year ended December 31, 2005 ($3.0 million, net of tax) related to the timing of the recognition of compensation expense under our Deferred Compensation Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: March 10, 2006	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer

4